UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018 (May 2, 2018)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 below relating to the agreement described therein is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

On May 7, 2018, BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) announced that, effective May 8, 2018, Herm Cukier has been appointed by the Company’s Board of Directors (the “Board”) to the position of Chief Executive Officer of the Company (“CEO”) and as a member of the Board. As CEO, subject to the direction and oversight of the Board, Mr. Cukier will serve as the Company’s principal executive officer.

In connection with his appointment as CEO, the Company and Mr. Cukier entered into an employment agreement, dated May 2, 2018 (the “Employment Agreement”). The Employment Agreement has an initial two-year term, starting on May 8, 2018, which term is automatically renewable for successive one-year terms, unless either party gives notice of non-extension to the other party at least 60 days prior to the end of the applicable term.

The Employment Agreement provides for the following compensation for Mr. Cukier: (i) Five Hundred Seventy Thousand Dollars ($570,000.00) per annum in base salary (the “Base Salary”), which Base Salary may be subject to annual increases (but not decreases), as determined by the Board (or a designated committee thereof) in its sole discretion, (ii) an annual cash bonus of no less than fifty-five percent (55%) of the Base Salary (the “Bonus”), with Mr. Cukier’s eligibility for any Bonus and the amount thereof being determined in the discretion of Board (or a designated committee thereof) on the basis of fulfillment of personal and management objectives, (iii) a signing bonus in the amount of Fifty Thousand Dollars ($50,000); (iv) an initial incentive stock option to purchase Eight Hundred Thousand (800,000) shares of the Company common stock (the “Initial Option”) under the Company’s 2011 Equity Incentive Plan (the “Plan”), which Initial Option will vest annually in one-third (1/3) increments over three (3) years, beginning on May 8, 2019; (v) Two Hundred Thousand (200,000) restricted stock units under the Plan (the “Initial RSUs”), the vesting of which will be in 1/3 increments over three (3) years, beginning on May 8, 2019, subject to the achievement of annual financial or performance objectives that have been set by the Board (or a designated committee thereof) with respect to each such vesting date; (vi) Mr. Cukier will be eligible to receive future equity awards under the Plan consistent with the Company’s historic past practices regarding equity grants to the Company’s chief executive officer; and (vii) Mr. Cukier will be afforded other Company employee benefits, including five (5) weeks of paid vacation, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan.

The Company may terminate the Employment Agreement without Cause (as defined in the Employment Agreement) and Mr. Cukier may voluntarily resign without Good Reason (as defined in the Employment Agreement), in either case upon 60 days advance written notice to the other party. The Company may also immediately terminate the Employment Agreement for Cause (subject to notice and cure in certain instances) and Mr. Cukier may terminate the Employment Agreement for Good Reason if he provides notice of termination within 60 days of the circumstances constituting Good Reason. In addition, the Employment Agreement will terminate prior to its scheduled expiration date in the event of Mr. Cukier death or disability.

Upon the termination of Mr. Cukier’s employment for any reason, Mr. Cukier will receive payment of any Base Salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled by law.

If Mr. Cukier is terminated by the Company (or if the Employment Agreement is not renewed) other than for Cause, or if Mr. Cukier terminates his employment for Good Reason, Mr. Cukier will be entitled to receive a one-time severance payment equal to two (2) times his Base Salary, as well as payment of a pro-rated amount of his annual Bonus as of the date of termination. In addition, all unvested option awards shall immediately become fully vested and exercisable and shall be exercisable over a period of three (3) years, and any performance-based equity awards shall continue to vest and settled upon achievement of the applicable annual financing or performance objectives.

In the event that Mr. Cukier’s employment with the Company is terminated by the Company or its successor without Cause, or by Mr. Cukier for Good Reason, in any case in anticipation of, upon, or within twelve (12) months following the occurrence of a “Change of Control” (as defined in the Employment Agreement), Mr. Cukier will be entitled to receive a one-time severance payment equal to two (2) times the sum of (i) his Base Salary plus (ii) his Bonus for the applicable year (calculated at 100% of target). In addition, all unvested option awards shall immediately become fully vested and exercisable and shall be exercisable over a period of three (3) years, and any performance-based equity awards shall continue to vest and settled upon achievement of the applicable annual financing or performance objectives.

The payment of all severance amounts due to Mr. Cukier are conditioned upon his execution of a mutual release of claims with the Company.

The Employment Agreement also includes a five (5) year post-termination confidentiality covenant, and also contains two (2) year non-compete and non-solicitation covenants; provided, that if the Employment Agreement is terminated by the Company or its successor without Cause, or by Executive for Good Reason, in any case in anticipation of, upon, or within twelve (12) months following the occurrence of a Change of Control of the Company, the duration of Mr. Cukier’s non-compete and non-solicitation covenants shall be eighteen (18) months and not two (2) years.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. Additionally, the forms of certain ancillary documents to the Employment Agreement, including a Form of Indemnification Agreement and a Form of Confidentiality, Intellectual Property and Non-Competition Agreement, are attached hereto as Exhibit 10.2 and 10.3 respectively.

Item 8.01.	Other Information.

On May 8, 2018, the Company issued a press release announcing the appointment of Mr. Cukier, which press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated May 2, 2018, by and between the Company and Herm Cukier.

10.2	Indemnification Agreement, dated May 2, 2018, by and between the Company and Herm Cukier.

10.3	Confidentiality, Intellectual Property and Non-Competition Agreement, dated May 2, 2018, by and between the Company and Herm Cukier.

99.1	Press release, dated May 8, 2018, announcing the appointment of Mr. Cukier.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein (and the conference call referred to in such press release), and any statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the performance of the Company’s new officer and director as described herein and in the attached press release) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2018	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
Name: Ernest R. De Paolantonio
Title: Chief Financial Officer, Secretary and Treasurer